UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2023 (November 9, 2023)

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC
	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 13, 2023, Energy Fuels Inc. ("Energy Fuels" or the "Company") announced that it sold to MMCAP International Inc. SPC the remaining unpaid balance of $20 million owed under the Secured Convertible Note (the "Note") issued to the Company by enCore Energy Corp. ("enCore") as partial consideration for enCore's purchase of the Alta Mesa In-Situ Recovery Project (the "Alta Mesa Sale"), as previously announced on February 15, 2023, for total consideration of $21 million plus $1.5 million in unpaid accrued interest, less a sales commission of $100,000 paid to a third party broker. As disclosed in the Company's Form 10-Q for the quarter ended September 30, 2023, enCore previously paid $40 million toward the $60 million principal Note balance and $1.8 million of interest to the Company in partial fulfillment of its obligations under the Note. As a result of enCore's earlier paydown and the $22.4 million received in connection with the Note's sale, the Company has now received payment in full for the Alta Mesa Sale, and no further consideration is owed in connection therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: November 13, 2023	By:	/s/ David C. Frydenlund
David C. Frydenlund
Executive Vice President, Chief Legal Officer and
Corporate Secretary